Exhibit 99.1

M3-BRIGADE ACQUISITION III CORP. ANNOUNCES RECEIPT OF DEPOSIT PROCEEDS IN CONNECTION WITH EXTENSION OF TIME TO COMPLETE INITIAL BUSINESS COMBINATION

NEW YORK, April 27, 2023 /PRNewswire/ -- M3-Brigade Acquisition III Corp. (NYSE: MBSC) (“MBSC” or the “Company”) announced today that its sponsor, M3-Brigade Sponsor III LP, or its affiliates or designees has deposited $1,696,500 into the Company’s trust account, in part from the Company’s working capital, for the benefit of the Company’s public stockholders, in connection with the extension of the period of time the Company has to consummate its initial business combination until July 26, 2023. As of the date hereof, there is approximately $310,861,436.89 in the Company’s trust account. The Sponsor has informed MBSC that it intends to request additional extensions of the period of time the Company has to consummate its initial business combination, to the extent necessary to complete its previously announced business combination (the “Business Combination”) with Greenfire Resources Inc. (“Greenfire”). The Charter permits a total of four three-month extensions (i.e., until October 26, 2023), of which this is the third.

About M3-Brigade Acquisition III Corp.

M3-Brigade Acquisition III Corp. is a special purpose acquisition company listed on the New York Stock Exchange under the trading symbol “MBSC” organized by the founders and senior executives of M3 Partners, LP and Brigade Capital Management, LP for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses.

Cautionary Note Concerning Forward-Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the Business Combination. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the timing to complete the proposed business combination by MBSC’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by MBSC; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the proposed business combination; (iii) the outcome of any legal, regulatory or governmental proceedings that may be instituted against Greenfire Resources, Ltd. (“PubCo”), MBSC, Greenfire or any investigation or inquiry following announcement of the proposed business combination, including in connection with the proposed business combination; (iv) the inability to complete the proposed business combination due to the failure to obtain approval of MBSC’s stockholders or the inability to receive approval of the proposed plan of arrangement in connection with the proposed business combination; (v) Greenfire’s and PubCo’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the proposed business combination; (vi) the ability of the parties to obtain the listing of PubCo’s common shares and warrants on the New York Stock Exchange upon the closing of the proposed business combination; (vii) the risk that the proposed business combination disrupts current plans and operations of Greenfire; (viii) the ability to recognize the anticipated benefits of the proposed business combination; (ix) unexpected costs related to the proposed business combination; (x) the amount of redemptions by MBSC’s public stockholders being greater than expected; (xi) the management and board composition of PubCo following completion of the proposed business combination; (xii) limited liquidity and trading of PubCo’s securities; (xiii) geopolitical risk and changes in applicable laws or regulations; (xiv) the possibility that Greenfire or MBSC may be adversely affected by other economic, business, and/or competitive factors; (xv) operational risks; (xvi) the possibility that the COVID-19 pandemic or another major disease disrupts Greenfire’s business; (xvii) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Greenfire’s resources; (xviii) the risks that the consummation of the proposed business combination is substantially delayed or does not occur; (xix) risks associated with the oil and gas industry in general (e.g., operational risks in development, exploration and production; disruptions to the Canadian and global economy resulting from major public health events, the Russian-Ukrainian war and the impact on the global economy and commodity prices; the impacts of inflation and supply chain issues and steps taken by central banks to curb inflation; pandemic, war, terrorist events, political upheavals and other similar events; events impacting the supply and demand for oil and gas including the COVID-19 pandemic and actions taken by the OPEC + group; delays or changes in plans with respect to exploration or development projects or capital expenditures); (xx) the uncertainty of reserve estimates; (xxi) the uncertainty of estimates and projections relating to production, costs and expenses; (xxii) health, safety and environmental risks; (xxiii) commodity price and exchange rate fluctuations; (xxiv) changes in legislation affecting the oil and gas industry; and (xxv) uncertainties resulting from potential delays or changes in plans with respect to exploration or development projects or capital expenditures. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of MBSC’s registration on Form S-1 (Registration Nos. 333-256017 and 333-260423), MBSC’s quarterly report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 14, 2022, MBSC’s quarterly report on Form 10-Q for the quarter ended June 30, 2022 filed with the SEC on August 12, 2022, MBSC’s quarterly report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 16, 2022, MBSC’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2023, the definitive proxy statement/prospectus of PubCo, when available, including those under “Risk Factors” therein and other documents filed by MBSC or PubCo from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PubCo, MBSC and Greenfire assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither PubCo, MBSC nor Greenfire gives any assurance that either PubCo, MBSC nor Greenfire will achieve its expectations.

Contact:

M3-Brigade Acquisition III Corp.

c/o M3 Partners, LP

1700 Broadway

19th Floor

New York, NY 10019

www.m3-brigade.com

Investor Relations

Kristin Celauro (212) 202-2223